Exhibit 99.1

Tempest Reports First Quarter 2025 Financial Results and

Provides Business Update

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Presented new amezalpat mechanism-of-action data reinforcing its potential as a novel cancer treatment at the 2025 AACR Annual Meeting
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Granted Orphan Drug designation by FDA for TPST-1495 for the treatment of familial adenomatous polyposis (FAP)
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Received FDA “Study May Proceed” letter for Phase 2 trial of TPST-1495 for the treatment of FAP
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Granted both Orphan Drug & Fast Track designations by FDA for Amezalpat (TPST-1120) for the treatment of patients with hepatocellular carcinoma (HCC)

Brisbane, CA, May 13, 2025 – Tempest Therapeutics, Inc. (Nasdaq: TPST), a clinical-stage biotechnology company developing first-in-class1 targeted and immune-mediated therapeutics to fight cancer, today reported financial results for the quarter ended March 31, 2025 and provided a corporate update.

“The amezalpat program continues to produce data that reinforce its potential as a cancer therapy, most recently in a presentation at AACR showing that amezalpat reduced immunosuppression and activated the immune system to attack tumors. We were pleased to present these data that elucidate one part of the amezalpat mechanism of action and support the positive randomized Phase 2 data, including the benefit seen in patients with markers of immune resistance,” said Stephen Brady, president and chief executive officer of Tempest. “We are actively engaged in exploring strategic alternatives to advance our promising clinical-stage programs and maximize stockholder value and, given the data, continue to have strong conviction in the potential of our oncology portfolio to drive meaningful impact for patients facing cancer.”

1 If approved by the U.S. Food and Drug Administration (FDA).

Recent Highlights

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Amezalpat (TPST-1120) (clinical PPARα antagonist):
o
Reported new data at the 2025 American Association for Cancer Research (AACR) Annual Meeting supporting the immune component of amezalpat’s dual mechanism of action and reinforcing its potential as a novel cancer treatment.
o
Granted both Orphan Drug and Fast Track designations by the U.S. Food and Drug Administration (FDA) for amezalpat for the treatment of patients with HCC.
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TPST-1495 (clinical dual EP2/4 prostaglandin receptor antagonist):
o
Granted Orphan Drug designation by the FDA to treat patients with FAP.
o
Received a “Study May Proceed” letter from the FDA for the Phase 2 trial for the treatment of FAP.
o
This trial, run by CP-CTNet and financially supported by the NCI’s Division of Cancer Prevention, underscores the urgent need for innovative cancer prevention strategies in high-risk patient populations. The Phase 2 study is expected to begin in 2025.
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Corporate:
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Announced (i) plans to explore a full range of strategic alternatives to advance the company’s promising clinical-stage programs and maximize stockholder value and (ii) a reduction in force that was completed on April 30, 2025.
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Using cash on hand, the company repaid $3.5 million in full satisfaction of Loan and Security Agreement with Oxford Finance LLC in April 2025.

Financial Results

First Quarter 2025

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Tempest ended the quarter with $21.5 million in cash and cash equivalents, compared to $30.3 million on December 31, 2024. The decrease was primarily due to cash used in operating activities, offset by proceeds of $1.5 million from the at-the-market offering program.
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Net loss and net loss per share for the quarter were $10.9 million and $3.16, respectively, compared to $7.9 million and $4.62, respectively, for the same period in 2024.

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Research and development expenses for the quarter were $7.6 million compared to $4.3 million for the same period in 2024. The $3.3 million increase was primarily due to an increase in costs incurred from engaging contract research and manufacturing organizations in preparation for our pivotal Phase 3 trial of amezalpat for the treatment of first-line HCC.
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General and administrative expenses for the quarter were $3.3 million compared to $3.6 million for the same period in 2024. The $0.3 million decrease was primarily due to a decrease in consulting services.

About Tempest Therapeutics

Tempest Therapeutics is a clinical-stage biotechnology company advancing a diverse portfolio of small molecule product candidates containing tumor-targeted and/or immune-mediated mechanisms with the potential to treat a wide range of tumors. The company’s novel programs range from early research to later-stage investigation in a randomized global study in first-line cancer patients. Tempest is headquartered in Brisbane, California. More information about Tempest can be found on the company’s website at www.tempesttx.com.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)) concerning Tempest Therapeutics, Inc. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Tempest Therapeutics, as well as assumptions made by, and information currently available to, management of Tempest Therapeutics. Forward-looking statements contained in this press release include but are not limited to statements relating to Tempest Therapeutics’ evaluation of strategic alternatives available to the company to maximize stockholder value and anticipated therapeutic benefit and regulatory development of Tempest Therapeutic’ product candidates. Any forward-looking statements in this press release are based on Tempest Therapeutics’ current expectations, estimates and projections about its industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks relating to volatility and uncertainty in the capital markets for biotechnology companies; Tempest Therapeutics’ ability to continue to operate as a going concern; availability of suitable third parties with which to conduct contemplated strategic transactions; whether we will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed on attractive terms or at all; unexpected safety or efficacy data observed during preclinical or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; and unexpected litigation or other disputes. These and other factors that may cause actual results to differ from those expressed or implied are discussed in greater detail in the “Risk Factors” section of the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 27, 2025, as well as in other filings the company may make with the SEC in the future. Except as required by applicable law, Tempest Therapeutics undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Tempest Therapeutics’ views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Tempest Therapeutics.

TEMPEST THERAPEUTICS, INC.
Consolidated Balance Sheets
(in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$21,511	$30,268
Prepaid expenses and other current assets	922	1,206
Total current assets	22,433	31,474

Property and equipment, net	817	886
Operating lease right-of-use assets	8,376	8,643
Other noncurrent assets	538	485

Total assets	$32,164	$41,488

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,187	$2,450
Accrued expenses	4,985	2,726
Current loan payable, net	4,190	6,354
Current operating lease liabilities	1,061	869
Accrued compensation	718	1,762
Interest payable	36	59
Total current liabilities	13,177	14,220

Operating lease liabilities	7,854	8,142
Total liabilities	21,031	22,362

Stockholders' equity
Common stock(1)	4	3
Additional paid-in capital(1)	229,095	226,229
Accumulated deficit	(217,966)	(207,106)
Total stockholders' equity	11,133	19,126
Total liabilities and stockholders' equity	$32,164	$41,488

(1) Results have been adjusted to reflect the one-for-thirteen reverse stock split effected in April 2025.

TEMPEST THERAPEUTICS, INC.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three months ended	Three months ended
	March 31, 2025	March 31, 2024
Expenses:
Research and development	$7,627	$4,340
General and administrative	3,309	3,634

Operating loss	(10,936)	(7,974)

Other income (expense), net:
Interest expense	(161)	(368)
Interest and other income, net	237	438

Net loss	$(10,860)	$(7,904)
Net loss per share(1)	$(3.16)	$(4.62)

(1) Results have been adjusted to reflect the one-for-thirteen reverse stock split effected in April 2025.

Investor Contacts:

Sylvia Wheeler

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com